Exhibit 32.2

In connection with the Quarterly Report of Market & Research Corp. (the “Company”) on Form 10-QSB for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Kelly, Assistant Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Kelly
Name: John Kelly
Assistant Chief Financial Officer (Principal Accounting Officer)
Date: May 20, 2009